EXHIBIT 24
                           POWER OF ATTORNEY
We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby severally constitute and appoint Vincent A. Calarco, Charles J. Marsden, and John T. Ferguson, II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year ended December 25, 1993, and any and all amendments thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 25, 1994.

Signature                          Title

Principal Executive Officer:

/s/ Vincent A. Calarco             Chairman of the Board,
Vincent A. Calarco                 President, CEO and Director

Principal Financial
Officer:

/s/ Charles J. Marsden            Vice President, Finance
Charles J. Marsden                and Director

Principal Accounting Officer:

/s/ Peter Barna                   Treasurer
Peter Barna

/s/ James A. Bitonti              Director
James A. Bitonti

/s/ Harry W. Buchanan             Director
Harry W. Buchanan

/s/ Robert A. Fox                  Director
Robert A. Fox

/s/ Roger L. Headrick             Director
Roger L. Headrick

/s/ Leo I. Higdon, Jr.            Director
Leo I. Higdon, Jr.

/s/ Michael W. Huber              Director
Michael W. Huber

/s/ Warren A. Law                 Director
Warren A. Law

/s/ C.A. Piccolo                  Director
C.A. Piccolo

/s/ Howard B. Wentz, Jr.          Director
Howard B. Wentz, Jr.